Exhibit 32.1

Certification of the Principal Executive Officer and Principal Financial Officer pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of On4 Communications, Inc. (the “Company”) on Form 10-Q for the period ended July 31, 2010, as filed with the Securities and Exchange Commission (the “Report”), I, Cameron Robb, the Chief Executive Officer and Interim Chief Financial Officer of the Company certify, pursuant to 18 U.S.C. 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:      September 29, 2010

By:        /s/ Cameron Robb
Cameron Robb
President, Chief Executive Officer and Interim Financial Officer